EXHIBIT 99.1
FOR  IMMEDIATE  RELEASE

MEDIA  CONTACTS:
Julie  Kim/Jaime  Borasi
Weber  Shandwick
415.248.3419/415.248.3416
jkim@webershandwick.com
jborasi@webershandwick.com

                  PEET'S COFFEE & TEA, INC. APPOINTS TOM CAWLEY
                             CHIEF FINANCIAL OFFICER

     EMERYVILLE,  Calif.  -  June  30, 2003 - Peet's Coffee & Tea, Inc. (NASDAQ:
PEET), a specialty coffee roaster and marketer of fresh whole bean coffee and hand-selected teas, today announced the appointment of Tom Cawley to chief financial officer, effective July 21, 2003. Cawley brings to the position more than 21 years of strategic financial planning and management experience, with extensive knowledge and financial leadership in both foodservice retail and consumer packaged goods environments - a strong match with Peet's multiple channel distribution model. Cawley will replace former chief financial officer, Mark Rudolph, who accepted a new position at the privately-held Boudin Bakery & Caf in San Francisco.

"Tom Cawley is a seasoned chief financial officer with a long track record of accomplishments in businesses directly relevant to what we're building here at Peet's," said Pat O'Dea, president and chief executive officer, Peet's Coffee & Tea, Inc. "His leadership experience will help us further accelerate our growth rate as we pursue our vision to be the gold standard specialty coffee and tea brand in the world."

Throughout his 21-year career, Cawley successfully managed the growth of various specialty retail and restaurant-oriented businesses, and set them up for long-term profitability. Most recently, Cawley was the chief financial officer of Gap U.S.A. Prior to that, Cawley spent 14 years with PepsiCo where he rose to become chief financial officer of Pizza Hut, formerly a division of PepsiCo and now part of Yum brands. Cawley also has extensive financial leadership experience in consumer-packaged goods working for both The Quaker Oats Company and General Foods earlier in his career.

O'Dea continued, "All of us at Peet's, the management team, board of directors and 'Peetniks' [Peet's employees], throughout the company are grateful to Mark for his many contributions over the years. Mark helped grow the company from $8 million to more than $100 million during his 15 years with Peet's, while rising to chief financial officer during the past seven years. If Peet's had a hall of fame, Mark would be in it. We wish him the very best in his new endeavor."

"I'm proud to have contributed to Peet's success during the past 15 years, and while I'm excited about the new opportunity I've chosen to pursue, I remain equally excited and confident in Peet's growth strategy and prospects," said Mark Rudolph. "There's a strong team in place with a clear vision and plan and I'm confident in their ability to execute and succeed."

                                     -MORE-

PEET'S  COFFEE  &  TEA,  INC.
APPOINTS  THOMAS  CAWLEY  TO  CFO
PAGE  2  OF  2


     ABOUT  PEET'S  COFFEE  &  TEA,  INC.
Founded in Berkeley, Calif. in 1966, Peet's Coffee & Tea, Inc. is a specialty coffee roaster and marketer of fresh, deep-roasted whole bean coffee for home and office enjoyment. Peet's fresh-roasted coffee, hand-selected tea and related items are sold in several distribution channels including specialty grocery and gourmet food stores, online and mail order, office and restaurant accounts and 69 company-owned stores in four states. Peet's is committed to strategically growing its business and to maintaining a unique culture and focus on customer satisfaction. For information about Peet's Coffee & Tea, Inc. visit www.peets.com or call 1-800-999-2132. Peet's Coffee & Tea, Inc. shares are traded under the symbol PEET.
                                       ###

     This press release contains statements that are not based on historical fact and are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Specifically, the statements relating to the future growth of the specialty coffee industry, Peet's strategic positioning and the execution of its corporate strategy are forward-looking statements. Because of the uncertainties inherent in these forward-looking statements, our actual results could differ materially from those set forth in forward-looking statements. Peet's estimates regarding its operations and financial results are based on currently available operating, financial and competitive information. Actual future results and trends may differ materially depending on a variety of factors including but not limited to Peet's ability to implement its business strategy, attract and retain customers, and obtain and expand its market presence in new geographic regions; the availability and cost of high quality Arabica coffee beans; consumers' tastes and preferences; and competition in its market as well as other risk factors as described more fully in Peet's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 29, 2002.